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                                                                      Exhibit 23


                       Consent of Independent Accountants

               We consent to the incorporation by reference into the (i) Registration Statement on Form S-3 (No. 333-16045), filed with the Securities and Exchange Commission on or about November 13, 1996, (ii) the Registration Statement on form S-3 (No. 333-38125), filed with the Securities and Exchange Commission on or about October 17, 1997 and (iii) the Registration Statement on Form S-8 (No. 333- 22719), filed with the Securities and Exchange Commission on or about March 4, 1997 (collectively, the "Registration Statements"), of our report, dated December 29, 1997, on our audits of the consolidated financial statements of Grand Havana Enterprises, Inc. and subsidiaries, contained in the Annual Report on Form 10-KSB of Grand Havana Enterprises, Inc. for the fiscal year ended September 28, 1997. We also consent to the reference of our firm under the caption "Experts" in the Registration Statements.


                                    /s/ Hollander, Gilbert & Co.


Los Angeles, California
January 9, 1997